Exhibit 31.4
CERTIFICATION

I, Shirley Yin, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Oplink Communications, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 29, 2014	By:	/s/ Shirley Yin
Shirley Yin
Chief Financial Officer
(Principal Financial Officer)